                            SCHEDULE 14C INFORMATION
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[X]  Preliminary Information Statement
[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))
[_]  Definitive Information Statement


                              WOLFPACK CORPORATION
               (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):
[X]  No Fee required
[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                              WOLFPACK CORPORATION
                       4021 Stirrup Creek Drive, Suite 400
                             Research Triangle Park
                          Durham, North Carolina 27603

                        PRELIMINARY INFORMATION STATEMENT

         WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO
                                 SEND US A PROXY

               NOTICE OF SHAREHOLDER CONSENT TO CHANGE THE NAME OF
                              WOLFPACK CORPORATION
                                       TO
                                  equitel, inc.

     This information statement ("Information Statement") is being furnished to holders of record of the common stock of Wolfpack Corporation, a Delaware corporation (the "Company"), in order to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Regulation 14C under the Exchange Act and Section 228(d) of the Delaware General Corporation Law. The purpose of this Information Statement is to inform all stockholders of the approval of the amendment of the Company's Articles of Incorporation (the "Amendment") providing for a change in the corporate name from "Wolfpack Corporation" to "equitel, inc." This Information Statement is being mailed or delivered to the stockholders of the Company on or about February 19, 2002.

     We are not seeking consent, authorization or proxies from you since the Company has obtained the written consent of the holders of a majority of the outstanding shares of common stock of the Company pursuant to Sections 228(a) and 242(b)(1) of the Delaware General Corporation Law. The record date for determining stockholders entitled to receive this Information Statement has been established as February 11, 2002 (the "Record Date"). On the Record Date, the number of shares of the Company's common stock outstanding was 36,499,132 shares; the number of shares that voted to approve the aforementioned actions was 23,070,348, representing 63% of the outstanding shares of the Company. The Company proposes to file the amendment to the Company's Articles of Incorporation with the Delaware Secretary of State twenty (20) days after the mailing date of this Information Statement, which the Company anticipates will be on or about March 11, 2002. The name change will become effective upon the filing of the Amended Articles of Incorporation with the Delaware Secretary of State.

                            CHANGE OF CORPORATE NAME

     The Company's Board of Directors (the "Board") has approved a proposal to amend the Company's Articles of Incorporation such that the corporate name of the Company will change from "Wolfpack Corporation" to "equitel, inc." The Board believes that the name "equitel, inc." is better recognized in its markets and a better choice of names. The corporate name change will become effective upon the filing of the Amended Articles of Incorporation with the Delaware Secretary of State.

CHANGE OF CONTROL

     On September 28, 2001, Alpha Omega Group, Inc., Capital Research, Ltd., Lancer Offshore, Inc. and Lancer Partners, Limited Partnership (collectively, the "equitel Shareholders") acquired 11,825,936 shares of common stock of Wolfpack Corporation ("Wolfpack"), representing approximately 58% of Wolfpack's outstanding common stock. This acquisition of shares caused a change in control in Wolfpack because, after giving effect to the sale, the equitel Shareholders controlled in excess of 50% of the common stock of Wolfpack. The consideration paid to Wolfpack by the equitel Shareholders in exchange for Wolfpack common stock consisted of shares of equitel, inc., a Delaware corporation ("equitel"), representing approximately 93.64% of the outstanding shares of equitel.

     The 11,825,936 shares of common stock that Wolfpack issued in the aggregate were allocated as follows: Alpha Omega Group received 3,704,873 shares of Wolfpack common stock in exchange for 1,999,100 shares of equitel; Capital Research, Ltd. received 1,101,380 shares of Wolfpack common stock in exchange for 594,290 shares of equitel; Lancer Offshore, Inc. received 6,961,768 shares of Wolfpack common stock in exchange for 3,756,478 shares of equitel; and Lancer Partners, Limited Partnership received 57,915 shares of Wolfpack common stock in exchange for 31,250 shares of equitel. Each of these four equitel Shareholders received 1.85327 shares of Wolfpack common stock in exchange for each share of equitel.

     On September 28, 2001, William Evans resigned from the board of directors and Anthony W. Cullen and Kathryn Braithwaite became directors on the Wolfpack board. The Wolfpack board now consists of Joseph F. Campagna, Peter L. Coker, Anthony W. Cullen, and Kathryn Braithwaite. The board will consider appointing a fifth member nominated by Mr. Coker and Ms. Braithwaite, but no candidate has been identified or proposed. On September 28, 2001, Mr. Cullen also became Chief Executive Officer of the Company and William Evans retained the position of President of the Company (although Mr. Evans resigned from the Company in December 2001). Gene Whitmire became Chief Financial Officer and Treasurer. Rod Santomassimo became Vice President - Wireless Operations and Secretary. Mr. Coker continued as Chairman of the Board. Additionally, there is an executive committee of Wolfpack composed of Mr. Coker, Mr. Cullen and Ms. Braithwaite.

     On December 11, 2001, $8,025,337 of existing outstanding notes and accrued interest due to Lancer Offshore, Inc. and Lancer Partners, Limited Partnership, were converted into 16,050,674 shares of Wolfpack common stock at $.50 per share. This transaction occurred pursuant to a financing arrangement whereby Lancer Offshore, Inc. and Lancer Partners, Limited Partnership provided Wolfpack with an additional aggregate amount of $850,000 in exchange for convertible promissory notes and an additional 250,000 common shares of Wolfpack.

BENEFICIAL OWNERSHIP

     The following table sets forth certain information as to those persons or groups believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock as of February 11, 2002 based upon certain reports regarding such ownership filed with the Company and with the Securities and Exchange Commission (the "SEC"), in accordance with Sections 13(d) or 13(g) of the Exchange Act by such persons or groups. Other than those listed below, the Company is not aware of any person or group that owns more than 5% of the Company Common Stock.

                                                                 Amount and Nature of      Percent of
   Title of Class           Name of Beneficial Owner             Beneficial Ownership       Class (1)
   --------------           ------------------------             --------------------       ---------
    Common Stock             Lancer Offshore, Inc.                    17,931,558              49.13%

    Common Stock      Lancer Partners, Limited Partnership             5,388,790              14.76%

    Common Stock            Alpha Omega Group, Inc.                    3,704,867              10.15%

      /(1)/ Based on 36,499,132 shares as of February 11, 2002 of Common Stock outstanding on the Record Date.

                             ADDITIONAL INFORMATION

     This Information Statement is provided for information purposes only. We are not soliciting proxies in connection with the items described herein. You are not required to respond to this Information Statement. Please read the Information Statement carefully.

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the SEC at HTTP://WWW.SEC.GOV. You may also obtain copies of the filings the Company has
   ------------------
made with the SEC directly from the Company by requesting them in writing or by telephone at the following:

                            WOLFPACK CORPORATION
                            Attention:  Anthony W. Cullen, CEO
                            4021 Stirrup Creek Drive, Suite 400
                            Research Triangle Park
                            Durham, North Carolina  27603
                            (919) 831-1351

                                       By Order of the Board of Directors,


                                       /s/ E. Eugene Whitmire
                                       -----------------------------------------
                                       E. Eugene Whitmire, CFO and Treasurer